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                               BRIDGE LOAN AGREEMENT

       This Bridge Loan Agreement, dated as of May 21, 1999 (this "Agreement"), is by and among Sunburst Texas, LP, a Delaware limited partnership ("Borrower"), Heftel Broadcasting Texas, L.P., a Delaware limited partnership ("Lender"), and Heftel Broadcasting Corporation, a Delaware corporation ("Heftel").

       WHEREAS, the Borrower has entered into that certain Stock Purchase Agreement, dated March 2, 1999, as amended (the "Stock Purchase Agreement"), with the holders of the Common and Class A Common Stock of Delaware Radio, Inc., a Delaware corporation ("DRI"), the licensee of radio station KLTY-FM (the "Station"), providing for the purchase by Borrower of all of the capital stock of DRI outstanding at the time of closing (the "DRI Acquisition"); and

       WHEREAS, the Lender has entered into negotiations with SBT Communications Statutory Trust (the "Trust") regarding a potential purchase of certain assets of the Station (the "Asset Purchase"); and

       WHEREAS, the Trust's obligations to proceed with the transactions contemplated by the Asset Purchase will be conditioned upon the successful consummation of the DRI Acquisition; and

       WHEREAS, the Borrower will require funding to complete the DRI Acquisition and has therefore requested that Heftel commit to cause the Lender (Heftel's subsidiary) to extend a bridge loan to the Borrower; and

       WHEREAS, Heftel has agreed to cause the Lender to extend such bridge loan upon the terms and conditions set forth herein;

       NOW, THEREFORE, the parties hereto agree as follows:

       1. CERTAIN DEFINITIONS. As used herein, the following terms shall have the following meanings:

       "Affiliate" means any Person that directly or indirectly controls or is controlled by or is under common control with another Person; and the term "control" means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities or equity interests, by contract or otherwise.

       "Applicable Rate" shall mean (i) 7% per annum with respect to the period from the Effective Date through September 30, 1999; (ii) 7.5% per annum with respect to the period from October 1, 1999 through October 31, 1999; (iii) 8% per annum with respect to the period from November 1, 1999 through November 30, 1999; and (iv) 8.5% per annum with respect to the period from December 1, 1999 through January 15, 2000.

       "Borrowing Notice" shall mean the written notice of Borrower to Lender that it

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requests to receive the Bridge Loan.

       "Breakage Costs" shall mean (i) the difference between Lender's interest obligation to its banks in respect of the LIBOR Advance and the interest earned by Lender on its investment of the LIBOR Advance from the fourth business day after the date of the Borrowing Notice through the Effective Date or Commitment Termination Date, as the case may be, and (ii) the amounts charged to Lender by its banks for any loss, cost or expense incurred by such banks by reason of Lender's repayment to such banks of the LIBOR Advance on a date other than the end of the applicable interest period.

       "Bridge Loan" shall mean the extension of credit to Borrower made on the Effective Date in the principal amount of $57.0 million.

       "Bridge Loan Papers" shall mean this Bridge Loan Agreement, the Note, the Guaranty, the Security Agreement, the Stock Pledge Agreement, the Collateral Assignment Agreement, the Guarantor Security Agreement and the Partnership Pledge Agreement.

       "Collateral" shall have the meaning set forth in the Security Agreement and the Guarantor Security Agreement.

       "Collateral Assignment Agreement" means the Collateral Assignment of Leases Agreement, dated the Effective Date and in the form of Exhibit F hereto, pursuant to which certain leases of DRI will be pledged to Lender to secure payment of the Obligations.

       "Commitment Termination Date" shall mean the date on which Borrower has advised Lender in writing of its election to terminate Lender's commitment to make the Bridge Loan, as described in Section 3(b) hereof.

       "Distribution" shall mean, with respect to any Person, (i) the retirement, redemption, purchase or other acquisition for value of any capital stock or other equity securities issued by such Person or (ii) the declaration or payment of any dividend or distribution on or with respect to any such capital stock or other equity securities (other than a stock dividend payable only in the capital stock of such Person).

       "Effective Date" shall mean the date on which the Bridge Loan is made.

       "FCC" shall mean the Federal Communications Commission.

       "GoGlobal" shall mean GoGlobal Broadcasting, Inc.

       "Governmental Licenses" shall mean all licenses, construction permits or authorizations issued by or pending before the FCC or any other governmental authority for use in the operation of the Station, together with any and all renewals, extensions and modifications thereof.

       "Guarantor Security Agreement" means the Guarantor Security Agreement, dated the Effective Date and in the form of Exhibit E hereto, pursuant to which substantially all assets of DRI will be pledged to Lender to secure payment of the Guarantor's Obligations (as defined in

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the Guarantor Security Agreement).

       "Guaranty" shall mean the Guaranty, dated the Effective Date and in the form of Exhibit B hereto, executed by DRI in favor of Lender.

       "Highest Lawful Rate" shall mean, at the particular time of determination, the maximum rate of interest which, under applicable law, Lender is then permitted to charge with respect to the Bridge Loan.

       "Holding Company" shall mean the corporate entity which the Borrower may elect to form, after the Effective Date, as its wholly-owned subsidiary to own the outstanding capital stock of DRI.

       "Indebtedness" means all indebtedness of a Person (i) in respect of money borrowed, (ii) evidenced by a note, debenture or other like written obligation to pay money (including, without limitation, all of the Obligations), (iii) in respect of rent or hire of property under leases required to be capitalized under generally accepted accounting principles or for or in connection with the deferred purchase price of property, (iv) in respect of obligations under conditional sales or other title retention agreements and (v) all guaranties of any or all of the foregoing.

       "LIBOR Advance" shall mean the 30-day LIBOR option loan, in the principal amount of the Bridge Loan, requested by Lender from its banks under Lender's existing credit agreement as a result of Lender's receipt of the Borrowing Notice to enable Lender to fund the Bridge Loan.

       "Lien" shall mean any claim, lien, mortgage, deed of trust, security interest, pledge, charge, encumbrance or other right of a creditor to have its claim satisfied out of any property or assets, or the proceeds therefrom, prior to the general creditors of the owner thereof.

       "Maturity Date" shall mean the earlier of (i) the closing of the transactions contemplated by the STLP Acquisition and (ii) January 15, 2000.

       "Note" shall mean the promissory note, dated the Effective Date and in the form of Exhibit A hereto, evidencing the Bridge Loan.

       "Obligations" shall mean any and all indebtedness of Borrower due or to become due to Lender pursuant to the terms of this Agreement.

       "Partnership Pledge Agreement" means the Partnership Interest Pledge Agreement, dated the date hereof and in the form of Exhibit G hereto, pursuant to which all of the equity interests in the Borrower have been pledged to Lender to secure payment of the Obligations.

       "Permitted Liens" means any of the following Liens: (i) the Liens created under the Bridge Loan Papers; (ii) Liens for taxes or assessments and similar charges, which either are not delinquent or being contested diligently and in good faith by appropriate proceedings, and as to which Borrower has set aside adequate reserves on its books; (iii) statutory Liens, such as mechanic's, materialman's, warehouseman's carrier's or other like Liens incurred in good

                                       3

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faith in the ordinary course of business; (iv) zoning ordinances, easements, licenses, reservations, provisions, covenants, conditions, waivers or restrictions on the use of property and other title exceptions that do not materially and adversely affect the use or value of a Person's property; (v) Liens in respect of judgments or awards with respect to which no Event of Default would exist; (vi) Liens to secure payment of insurance premiums in connection with workers' compensation, unemployment insurance and similar programs; and (vii) Liens arising in connection with purchase money security interests for equipment leases or purchases in an aggregate amount not to exceed $500,000.

       "Permitted Investments" means (i) investments in direct obligations of, or instruments unconditionally guaranteed by, the United States of America or in certificates of deposit issued by a member bank of the Federal Reserve System having a combined capital and surplus of at least $100 million, (ii) investments in commercial or finance paper which, at the time of investment, is rated either "A", "AAA" or better by Moody's Investors Service, Inc. or Standard & Poor's Corporation, respectively, or at the equivalent rate by any of their respective successors and (iii) any interests in any money market account maintained, at the time of investment, with a member bank described in clause (i) above, the investments of which, at the time of investment, are restricted to the types described in clause (i) above; and in each case, with maturities not exceeding one year.

       "Person" shall mean any individual, corporation, limited liability company, partnership, joint venture, trust or other entity.

       "SDLP" shall mean Sunburst Dallas, LP, a Delaware limited partnership.

       "STLP Acquisition" means the purchase by the Trust from the Borrower, either directly or indirectly, of 100% of the issued and outstanding capital stock of DRI.

       "Security Agreement" shall mean that certain Security Agreement, dated even date herewith and in the form of Exhibit C hereto, pursuant to which substantially all assets of Borrower have been pledged to Lender to secure payment of the Obligations.

       "Stock Pledge Agreement" shall mean that certain Stock Pledge Agreement, dated the Effective Date and in the form of Exhibit D hereto, pursuant to which all of the capital stock of DRI will be pledged to Lender to secure payment of the Obligations.

       "Time Brokerage Agreement" shall mean a Time Brokerage Agreement, in customary industry form and pursuant to which DRI will grant to SDLP the right to program the Station.

       2.     THE BRIDGE LOAN.

       2.1. REPAYMENT OF PRINCIPAL AMOUNT. Borrower shall repay the entire unpaid principal amount of the Bridge Loan on the Maturity Date. Borrower shall have the right to prepay without penalty all or any portion of the principal amount of the Bridge Loan at any time prior to the Maturity Date. All prepayments shall be credited first to accrued and unpaid interest on the Note and second to the principal amount of the Note.

       2.2. INTEREST ON LOAN. Borrower shall pay interest on the unpaid principal amount of

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the Bridge Loan, as accrued from and including the Effective Date until the principal amount shall be paid in full, at the Applicable Rate; provided, however, that on and after an Event of Default, the Bridge Loan shall bear interest, payable on demand, equal to the Highest Lawful Rate. Interest shall be paid in arrears on the last business day of each month commencing with the month in which the Effective Date occurs, until the principal balance of, and all accrued and unpaid interest on, the Bridge Loan has been paid in full. All computations of interest shall be made by Lender on the basis of a year of 365 days.

       2.3. PLACE OF PAYMENT; TAXES. Any and all payments by Borrower in respect of the Bridge Loan shall be made in U.S. dollars at the office of Lender set forth herein (or as otherwise advised in writing by Lender), free and clear of and without deduction for any and all present or future levies, deductions, stamp or documentary taxes or similar charges or withholdings.

       2.4. USURY LAWS. It is the intention of the parties to comply with all applicable laws. Accordingly, it is agreed that, notwithstanding any provisions to the contrary in the Bridge Loan Papers, interest on the debt evidenced by the Note shall not exceed the maximum amount of nonusurious interest that may be contracted for, taken, reserved, charged or received under law; any interest in excess of that maximum amount shall be credited on the principal of the debt or, if that has been paid, refunded. It is further agreed that, without limitation of the foregoing, all calculations of the rate of interest contracted for, charged, or received under the Bridge Loan Papers which are made for the purpose of determining whether such rate exceeds the maximum lawful rate of interest shall be made, to the extent permitted by applicable law, by amortizing, prorating, allocating, and spreading in equal parts during the period of the full term of the indebtedness evidenced thereby all interest at any time contracted for, charged, or received from Borrower or otherwise by the holder or holders hereof in connection with such indebtedness.

       2.5. SECURITY FOR BRIDGE LOAN. Borrower's Obligations shall be secured by a Lien upon all of the Collateral, which at all times shall be superior and prior to all other Liens.

       2.6.   BRIDGE LOAN PAPERS AND RELATED DOCUMENTS.

       (a) Borrower has herewith delivered to the Lender the following documents:

              (i)    the Note, duly executed by Borrower;

              (ii) a copy of the resolutions of the board of directors of the general partner of Borrower approving the Bridge Loan Papers, certified by the Secretary of the general partner of Borrower;

              (iii) the Partnership Pledge Agreement, duly executed by the partners of the Borrower;

              (iv) the Security Agreement and accompanying financing statement on Form UCC-1, duly executed by Borrower; and

              (v) the opinion of legal counsel to Borrower, in the form of Exhibit H hereto;

all of which the Lender hereby accepts for all purposes hereof.

       (b) On the Effective Date, Borrower will, or will cause DRI, to furnish to the Lender the following:

              (i)    the Guaranty, duly executed by DRI;

              (ii) the Stock Pledge Agreement (and accompanying stock certificates of DRI and related stock powers), duly executed by the Borrower;

              (iii) the Guarantor Security Agreement and accompanying financing statement on Form UCC-1, duly executed by DRI; and

              (iv)   the Collateral Assignment Agreement, duly executed by DRI.

       3.     BRIDGE LOAN COMMITMENT.

       (a) For good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Heftel hereby irrevocably commits to Borrower to cause Lender to make, and to ensure that Lender has the funds to make, the Bridge Loan to Borrower, subject only to the following conditions:

              (i) Borrower shall have provided the Borrowing Notice at least four business days prior to the Effective Date;

              (ii) (A) Borrower shall have furnished to Lender the items set forth in Section 2.6(a); and (B) Borrower or DRI (as applicable) shall have furnished to Lender the items set forth in Section 2.6(b) contemporaneously with the funding of the Bridge Loan on the Effective Date;

              (iii)  the Effective Date shall not be prior to July 1, 1999; and

              (iv) Except with the prior written consent of Lender (which consent shall not be unreasonably withheld or delayed), Borrower shall not have knowingly amended any provision of the Stock Purchase Agreement, knowingly consented to any default by the sellers thereunder or knowingly waived any condition to the closing of the DRI Acquisition, if the direct consequence of such amendment, consent or waiver by Borrower would reasonably be expected to materially and adversely impact the value of the Station's Governmental Licenses or main transmitter site lease, or (assuming Lender shall have entered into an agreement with respect thereto) the ability of Lender to consummate the Asset Purchase.

Recognizing that Borrower is obligated to complete the DRI Acquisition as of 9:00 a.m., Dallas, Texas time, on the Effective Date, Lender agrees that the Bridge Loan will consist of

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immediately available funds on the Effective Date and that it will instruct its banks to wire such funds (pursuant to Borrower's written wire transfer instructions) as promptly as practicable after the opening of business on the Effective Date.

       (b) The Borrower may elect at any time prior to the Effective Date to terminate the Lender's obligation to make the Bridge Loan by so notifying the Lender in writing; provided, however, that Borrower shall repay to Lender any Breakage Costs as a result of any such termination made after the Borrowing Notice has been issued (it being understood that Lender will use commercially reasonable efforts to minimize such Breakage Costs). In the event of such termination, the Lender shall, as promptly as practicable after the Commitment Termination Date and repayment of such Breakage Costs, (i) return to Borrower the items referred to in Section 2.6(a)(i) and (v) and (ii) release all collateral covered by the documents referred to in Section 2.6(a)(iii) and (iv), including any signed UCC-3 Termination Statement necessary to terminate any financing statements filed of record.

       (c) Heftel acknowledges that, due to its commitment to cause Lender to make, and the Lender's commitment to make, the Bridge Loan, Borrower has relied upon such commitment and foregone other financing arrangements to meet its obligations under the Stock Purchase Agreement. Without limiting the provisions of Section 3(a) hereof, the obligations of Heftel and Lender hereunder are not subject in any manner to the failure, delay or termination of the proposed Asset Purchase.

       (d) Subject to Section 3(a) hereof, the agreements of Heftel and Lender made herein shall continue in full force and effect for any closing of the DRI Acquisition which occurs pursuant to the Stock Purchase Agreement, even if later than July 15, 1999.

       (e) In the event that the Effective Date is delayed (except as a result of any default of Lender or Heftel hereunder) to a date more than four days after the date of the Borrowing Notice, Borrower will repay to Lender any Breakage Costs incurred by Lender as a result of such delay (it being understood that Lender will use commercially reasonable efforts to minimize such Breakage Costs).

       4. REPRESENTATIONS AND WARRANTIES. To induce Heftel and Lender to enter into this Agreement, Borrower represents and warrants to Heftel and Lender as follows:

       4.1. ORGANIZATION AND GOOD STANDING OF BORROWER. Borrower is a limited partnership duly organized, validly existing and in good standing under the laws of the State of Delaware and has all requisite partnership power and authority to own and lease its properties and carry on its business as currently conducted. Borrower has delivered to Lender true, complete and correct copies of its agreement of limited partnership agreement, as in effect on the date hereof.

       4.2. SUBSIDIARIES. Borrower does not have any subsidiaries or equity interests in other entities; provided, however, that (i) each of DRI and GoGlobal will become a wholly-owned subsidiary of the Borrower on the Effective Date and (ii) Borrower may cause the Holding Company to be incorporated and organized as a wholly-owned subsidiary of Borrower.

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       4.3.   POWER AND AUTHORITY.  Borrower has the power and authority and all licenses and permits required by governmental authorities to own, lease and operate its properties and assets, to carry on its business as currently being conducted, and to execute, deliver and perform the Bridge Loan Papers to which it is a party.

       4.4. BINDING EFFECT. Each of the Bridge Loan Papers to which Borrower is a party has been duly authorized, executed and delivered by Borrower and each is the legal, valid and binding obligation of Borrower enforceable in accordance with its terms except that (i) enforceability may be limited by bankruptcy, insolvency or other similar laws affecting creditors' rights and (ii) the availability of equitable remedies may be limited by equitable principles of general applicability.

       4.5. CONSENTS; COMPLIANCE WITH OTHER INSTRUMENTS. Borrower has obtained all consents, approvals and authorizations from, and has made all filings with, each governmental instrumentality or other agency required as a condition to the execution, delivery and performance of the Bridge Loan Papers (except for the consents of the FCC which may be required for Lender to exercise certain remedies after an event of default, as elsewhere described in the Bridge Loan Papers). Neither the execution and delivery of the Bridge Loan Papers by Borrower nor the consummation by it of the transactions contemplated thereby will violate, breach, be in conflict with, or constitute a default under, or permit the termination or the acceleration of maturity of, or result in the imposition of any Lien upon any property or asset of Borrower pursuant to
(i) Borrower's agreement of limited partnership or (ii) any note, bond, indenture, mortgage, deed of trust, evidence of indebtedness, loan or lease agreement, other agreement or instrument, judgment, order, injunction or decree by which Borrower is bound, to which it is a party or to which its assets are subject.

       4.6. CAPITALIZATION. The authorized partnership interests of Borrower and the record and beneficial owners thereof is as set forth on the Partnership Pledge Agreement. All of the issued and outstanding partnership interests of Borrower have been duly authorized and validly issued and are fully paid and, as to the limited partner interests, nonassessable, and were issued without violation of any federal or state securities laws. Except as set forth on
Schedule 4.6 hereto, there are no voting trusts, shareholder agreements or other voting arrangements by the shareholders of Borrower other than as described in the Partnership Pledge Agreement. Except as described in the agreements described on Schedule 4.6, there is no outstanding subscription, contract, convertible or exchangeable security, option, warrant, call, or other right (whether absolute or contingent) obligating Borrower to issue, sell, exchange, or otherwise dispose of, or to purchase, redeem, or otherwise acquire equity interests in the Borrower or securities convertible into or exchangeable for, equity interests in the Borrower.

       4.8. LITIGATION AND GOVERNMENT CLAIMS. There is no pending suit, action or litigation, or administrative, arbitration or other proceeding or, to Borrower's knowledge, any governmental investigation or inquiry, to which Borrower is a party or to which its assets are subject which would reasonably be expected to have a material adverse effect on the business, results of operations, assets or the condition, financial or otherwise, of Borrower. To the knowledge of Borrower, there are no such proceedings threatened, contemplated, or any basis for any unasserted claims (whether or not the potential claimant may be aware of the claim) which would reasonably be expected to have a material adverse effect on the business, results

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of operations, assets or the condition, financial or otherwise, of Borrower.

       5. COVENANTS. Until the Note has been paid in full, Borrower covenants and agrees that it will, and (on and after the Effective Date) will cause DRI to:

       5.1. FINANCIAL STATEMENTS AND OTHER INFORMATION. Deliver to Lender the following:

              (i) within 30 days after the close of each month (commencing with the month that includes the Effective Date) a copy of the balance sheet and statement of operations of the Borrower and DRI as of the end of such month and for the month then ended;

              (ii) prompt notice of any citation, summons or other order naming Borrower or DRI a party to any proceeding before any governmental body which might reasonably be expected to have a material adverse effect on Borrower or DRI; and

              (iii) prompt notice of any lapse or other termination of any Governmental License or any refusal by a governmental body to renew or extend any Governmental License or any dispute between Borrower or DRI and such governmental body.

       5.2. INSPECTION. Permit Lender to visit and inspect its properties, to examine its books of account and records and to discuss its affairs, finances and accounts with its officers, all at such reasonable times during business hours as may be requested by Lender.

       5.3. MAINTENANCE OF LICENSES AND PROPERTIES. Maintain and preserve all of the Governmental Licenses and its material properties which are used or necessary in the conduct of its business; timely file all material reports, applications, documents, instruments and information required to be filed pursuant to all governmental authorities having jurisdiction over the operation of its business; and continue to cause the Station to be operated in the ordinary course of business, including maintaining the current "Contemporary Christian" programming format.

       5.4. USE OF PROCEEDS. Use the proceeds of the Bridge Loan to fund the transactions contemplated by the Stock Purchase Agreement and, to the extent the proceeds are not needed to consummate such transactions, to use the remaining loan proceeds for any proper purpose, including the funding of working capital advances to SDLP.

       5.5. MAINTENANCE OF PRIORITY OF LENDER'S LIENS. Perform such acts and duly authorize, execute, deliver, file and record such additional documents and instruments as Lender may deem reasonably necessary or appropriate to perfect and maintain the Liens in favor of Lender contemplated by the other Bridge Loan Papers.

       5.6.   DISTRIBUTIONS.  Not make or pay any Distribution.

       5.7. LIENS. Not create, incur or suffer or permit to be created or incurred or to exist any lien or encumbrance upon any of its assets except Permitted Liens.

       5.8. LOANS, ADVANCES AND INVESTMENTS. Not (i) loan, advance or otherwise extend credit to, or contribute capital to invest in, GoGlobal or any other Person or (ii) purchase or

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commit to purchase any stock, other securities or any other interests in any other Person other than DRI, GoGlobal and Permitted Investments; provided, however, that Borrower may organize the Holding Company to the extent that
(i) Borrower pledges all of the outstanding capital stock thereof to Lender pursuant to an agreement in form comparable to the Stock Pledge Agreement and
(ii) Holding Company executes a guaranty of the Obligations in form comparable to the Guaranty.

       5.9. ACQUISITIONS, MERGERS AND DISSOLUTIONS. Not (i) acquire any business other than DRI and GoGlobal, (ii) merge or consolidate with any Person or (iii) liquidate, wind up or dissolve itself, or enter into any agreements to do the foregoing.

       5.10. TRANSACTIONS WITH AFFILIATES. Not (i) enter into any transactions with Affiliates unless such transaction is on terms no less favorable than those otherwise attainable on an arms' length basis from any Person which is not an Affiliate or (ii) pay any management, consulting or similar fees to Affiliates.

       5.11. SALES OF ASSETS. Not sell, lease, transfer or otherwise dispose of any material assets of Borrower except in the ordinary course of business; provided, however, that in no event shall the Borrower allow DRI to sell, lease, transfer or otherwise dispose of any Governmental Licenses or material intellectual property assets.

       5.12. MODIFICATION OF GOVERNING DOCUMENTS. Without Lender's consent (which will not be unreasonably withheld or delayed), not to modify, repeal or amend any provision of the partnership agreement of Borrower or articles of incorporation or bylaws of DRI.

       5.13. INDEBTEDNESS. Not create or suffer to exist any Indebtedness other than the Obligations.

       5.14. CAPITAL STOCK OF DRI. Not issue, or commit to issue, any equity securities of DRI or securities exercisable for or convertible into such equity securities.

Notwithstanding the foregoing, it is understood and agreed by Lender that Borrower may enter into the STLP Acquisition and take all necessary, advisable and appropriate actions towards the consummation thereof (provided, however, that the Obligations shall be repaid in full contemporaneously with the consummation of the STLP Acquisition).

       6. EVENTS OF DEFAULT. Should any of the following events (each of which is herein called an "Event of Default") occur and be continuing, Borrower shall be in default hereunder:

       (a) If the repayment of principal or accrued interest is not made on the due date and such default is not cured within 10 days' written notice;

       (b) If Borrower or DRI shall fail to perform any of its obligations and covenants in any of the Bridge Loan Papers and such default is not cured after 30 days' written notice (provided, however, that such period shall be extended to the extent and so long as the Borrower is proceeding in good faith to cure such default and such default has not materially and adversely impacted the value of the Collateral or Lender's rights with respect thereto);

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       (c)    If the on-air broadcasting operations of the Station shall cease completely at any time for more than 72 hours during any period of three consecutive days;

       (d) If DRI has become subject to the revocation, suspension or adverse modification of its main FM commercial broadcasting license, or a hearing for such purpose has been scheduled or conducted;

       (e) If Borrower or DRI (X) (i) makes a general assignment for the benefit of creditors; (ii) files a voluntary bankruptcy petition; (iii) becomes the subject of an order for relief or is declared insolvent in any federal or state bankruptcy or insolvency proceedings; (iv) files a petition or answer seeking for Borrower or DRI a reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under any law; (v) files an answer or other pleading admitting or failing to contest the material allegations of a petition filed against it in a proceeding of the type described in subclauses (i) through (iv) of this clause (X); or (vi) seeks, consents to, or acquiesces in the appointment of a trustee, receiver, or liquidator of Borrower's or DRI's or of all or any substantial part of the properties of either; or (Y) has filed against it a proceeding seeking reorganization, arrangement, composition, readjustment, liquidation, dissolution, or similar relief under any law and 120 days have expired without dismissal thereof or with respect to which, without the consent or acquiescence or Borrower or DRI (as applicable), a trustee, receiver, or liquidator of the Borrower or DRI or of all or any substantial part of the properties of Borrower or DRI (as applicable) has been appointed and 90 days have expired without the appointment's having been vacated or stayed, or 90 days have expired after the date of expiration of a stay, if the appointment has not previously been vacated; or

       (f) If there shall exist a final judgment or award against Borrower or DRI which shall have been outstanding for a period of 60 days or more from the date of entry thereof and shall not have been discharged in full or stayed pending appeal, if the aggregate amount of all such judgments and awards exceeds $1.0 million.

       7. ACCELERATION OF INDEBTEDNESS. Upon the occurrence, and during the continuance, of an Event of Default which is not waived by Lender, the entire principal balance of the Bridge Loan, and all accrued and unpaid interest thereon, shall be due and payable in full. Upon and after, and during the continuance of, an Event of Default, Borrower shall pay to Lender on demand any expenses or other costs, including reasonable attorneys' fees and expenses incurred by Lender in connection with the enforcement or collection against the Borrower or DRI of any provision of the Bridge Loan Papers, and in connection with or arising out of any litigation, investigation or proceeding instituted by any person with respect to any of the Bridge Loan Papers, whether or not suit is instituted, including but not limited to such costs or expenses arising from the enforcement or collection against Borrower or DRI of any provision of the Bridge Loan Papers in a workout or restructuring or in any state or federal bankruptcy or reorganization proceeding.

       8.     MISCELLANEOUS.

       (a) The headings, captions and arrangements used in the Bridge Loan Papers, unless specified otherwise, for convenience only and shall not be deemed to limit, amplify or modify the terms of the Bridge Loan Papers, nor affect the meaning thereof.

       (b) Any notice, consent, demand, request, approval or other communication to be given hereunder by any party to another shall be deemed to have been duly given if given in writing and personally delivered or sent by overnight delivery service, facsimile transmission or United States mail, registered or certified, postage prepaid, with return receipt requested, to the address set forth under the parties' signature hereto. Notice so given shall, in the case of notice so given by mail, be deemed to be given and received on the fourth calendar day after posting, in the case of notice so given by overnight delivery service or personal delivery, on the date of actual delivery and, in the case of notice so given by facsimile transmission on the date of actual transmission.

       (c) The Bridge Loan Papers are intended to be performed in the State of Texas, and the laws (other than conflict-of-laws provisions thereof) of such State and of the United States of America shall govern the rights and duties of the parties thereto and the validity, construction, enforcement and interpretation of this Agreement, except to the extent otherwise specified therein.

       (d) If any provision in the Bridge Loan Papers is held to be illegal, invalid or unenforceable, such provision shall be fully severable; the applicable Bridge Loan Paper shall be construed and enforced as if such provision had never comprised a part thereof; and the remaining provisions thereof shall remain in full force and effect and shall not be affected by such provision or by its severance therefrom.

       (e) THE BRIDGE LOAN PAPERS REPRESENT THE FINAL AGREEMENT AMONG THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS BY THE PARTIES OR ANY TERM SHEETS BETWEEN BORROWER AND LENDER (ALL THE TERMS AND CONDITIONS OF WHICH ARE SUPERSEDED BY THE BRIDGE LOAN PAPERS). THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

       (f) Except as otherwise specifically provided, the Bridge Loan Papers may only be amended by an instrument in writing executed jointly by Borrower, Heftel and Lender and supplemented only by documents delivered or to be delivered in accordance with the express terms thereof.

       (g) This Agreement may be executed in a number of identical counterparts, each of which shall be deemed an original for all purposes and all of which constitute, collectively, one agreement.

       (h) Heftel and Lender hereby represent and warrant to Borrower that the execution, delivery and performance of the Bridge Loan Papers have been duly authorized by all necessary corporate action and approvals, and the individual signing this Agreement and the individuals who execute the Bridge Loan Papers on behalf of Heftel or Lender, as the case may be, are duly authorized to execute and deliver such Bridge Loan Papers on behalf of Heftel or Lender, as the case may be.

       (i) Notwithstanding any terms, provisions, conditions, covenants and agreements

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

contained in any or all of the Bridge Loan Papers to the contrary, Heftel and Lender hereby consent to and agree that Borrower may engage in any or all of the following described transactions without any of same, individually or in the aggregate, constituting a default by Borrower under any of the Bridge Loan Papers, and to the extent any of same constitute a default by Borrower under any of the Bridge Loan Papers, such default is hereby waived:

              (1) Borrower may acquire up to 100% of the issued and outstanding stock of GoGlobal.

              (2) Borrower shall be deemed to have advanced working capital to DRI upon the consummation of the DRI Acquisition (as a result of the working capital payment made by Borrower under the Stock Purchase Agreement). DRI may pay to Borrower the cash collected from its accounts receivable. Also, DRI may at any time transfer to Borrower its then remaining uncollected accounts receivable.

              (3) DRI may enter into the Time Brokerage Agreement with SDLP upon such terms and conditions as DRI and SDLP shall deem necessary, advisable or appropriate, provided that the Time Brokerage Agreement may not become effective earlier than two days prior to the payment in full of the Obligations. The Time Brokerage Agreement may include provisions pursuant to which (i) DRI will time broker all of the Station's commercial air time to SDLP, (ii) DRI will allow SDLP to use the programming and other intellectual property of DRI in connection with presenting its programming on the Station and (iii) SDLP will fulfill DRI's obligations under Station operating agreements and agreements for the broadcast of commercial air time.

              (4) Borrower or DRI may reimburse SDLP for the employee costs associated with any employees of the Station that are carried on SDLP's payroll.

                           [signatures on following page]

       IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date first above written.

                              Sunburst Texas LP
                              By Sunburst Texas, Inc. (general partner)

                              By: /s/ Don L. Turner
                                 -------------------------------
                                   Don L. Turner
                                   Vice President

                              Address: 1350 One Galleria Tower
                              13355 Noel Road
                              Dallas, Texas 75240
                              Fax: (972) 503-2183

                              Heftel Broadcasting Corporation

                              By: /s/ Jeffrey T. Hinson
                                 --------------------------------
                                   Jeffrey T. Hinson
                                   Senior Vice President

                              Address: 3102 Oak Lawn, Suite 215
                              Dallas, Texas 75219
                              Fax: (214) 525-7750


                              Heftel Broadcasting Texas, L.P.
                              By Heftel GP Texas, Inc. (general partner)


                              By: /s/ Jeffrey T. Hinson
                                 ---------------------------------
                                   Jeffrey T. Hinson
                                   Senior Vice President

                              Address: 3102 Oak Lawn, Suite 215
                              Dallas, Texas 75219
                              Fax: (214) 525-7750

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